                                                                  Exhibit 10.46


                               [CV THERAPEUTICS LETTERHEAD]


April 30, 1997


Michael M. Wick, MD, PhD
28254 Radcliffe Lane
Los Altos, CA  94022


Dear Mike:

CV Therapeutics ("the Company") accepts your resignation as Senior Vice President, Research, effective May 31, 1997. On May 31, 1997, you will be paid for all salary owed to you up through that date, as well as any earned unpaid vacation that will have accrued as of May 31, 1997. In order to assist you with your transition from the Company, the Company is willing to provide you with the following additional compensation and benefits.

For the period of June 1, 1997 - February 28, 1998 you will act as a consultant to the Company ("the Consulting Period"), and shall perform such services as may be reasonably requested. The consultancy will be to focus on areas at my direction, such as the cell cycle program, the A1 Agonist program and the chemistry related to CVT-124. The work required will not exceed more than one day per week, at the maximum. On June 1, 1997, you will receive a lump sum payment for 4-1/2 additional months salary (or $71,250.00, minus any applicable taxes). For the period of October 16, 1997 through February 28, 1998 under your consultancy, you will be paid at your current salary rate (nine payments of $7,916.67 each, minus any applicable taxes).

During your Consulting Period, your stock options will continue to vest at their current rate under the terms of your consultancy. Attached hereto as Exhibit A is a copy of your current stock option status report. As of June 1, 1997 these options will be non-qualified options, and I would advise you to consult with an appropriate professional regarding any questions you might have on the tax treatment of your options. During the Consulting Period, the Company will provide you with reasonable access to its facilities and to administrative support. We will also provide you with outplacement services for up to one year, or until you have found employment, whichever comes soonest.

Your medical, dental and vision benefit coverage will continue through May 31, 1997. Subsequent to this date, you are eligible to continue your coverage under COBRA. If you elect to continue your coverage, CV Therapeutics will cover the cost of your COBRA payment for up to nine months (up to and including the month of February 1998).

At regular intervals during the Consulting Period, you may submit any documented expense reimbursement statements reflecting any business expenses you've incurred through the consulting period, for which you seek reimbursement. Any expense greater than $500, or any business travel during the consulting period would require prior approval. During the consulting period, there are no responsibilities or authority on behalf of the Company other than as provided for above. You agree not to represent the Company in any manner to any third party unless we discuss it beforehand.

You agree that for one (1) year following the Consulting Period, you will not, either directly or through others, solicit or attempt to solicit any employee, consultant, or independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

You agree to return all Company property in your possession within five days of May 31, 1997 (by June 5, 1997) and acknowledge that nothing herein shall impair the covenants and obligations set forth in your Employment, Confidential Information and Invention Assignment Agreement ("Proprietary Information Agreement"). A copy of which is attached hereto as Exhibit B.

We mutually agree that neither party will disparage the other in any manner likely to be harmful to the other party, his or the Company's business reputation, or the personal or business reputation of the Company's directors, shareholders, or employees, provided that each party shall respond accurately and fully to any question, inquiry or request for information when required by legal process. We agree to prepare a mutually acceptable announcement regarding your departure.

In the event that the Company terminates your consultancy for cause prior to February 28, 1998, the Company's obligation to pay any amounts to you under this consultancy or to vest any additional vesting of stock options will cease immediately, and your consultancy shall end immediately. For purposes of this paragraph, "cause" shall mean: (i) indictment or conviction of any felony or of any crime involving dishonesty; (ii) participation in any fraud or act of dishonesty against the Company; (iii) material breach of your duties of the Company including but not limited to unsatisfactory performance of job duties or violations of Company policy; (iv) material breach of your Proprietary Information Agreement; or (v) material breach of any of the covenants in this Agreement. "Cause" may include any single instance of material breach of your duties as a consultant. [to be notified and given
10 days to cure breach](MW/LL)

In consideration for the Company providing you with the above additional pay and benefits, you agree that this arrangement will constitute full and final release and settlement of any and all claims, charges, and the like relating to your employment or to your termination from employment, including any claim in contract, tort, or under any federal or state employment statute, or employment discrimination statutes, including Federal and State statutes which govern age discrimination, which you may now or in the future have against the Company or anyone connected with it.

As part of your full and final release of any and all claims against the Company, and parties connected to the Company, you agree to waive your rights under California Civil Code section 1542 which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY EFFECTED THIS SETTLEMENT WITH THE DEBTOR."

We agree to keep confidential any and all language relating to the terms of this Agreement. You also acknowledge that the Company has no obligation or liability to you except as provided by this Agreement.

Pursuant to the Older Worker's Benefit Protection Act, you have up to and including twenty-one (21) days from the date of this letter (up until May 21, 1997), in which to accept the terms of this Agreement, though you may accept it at any time within those 21 days. You may consult an attorney of your choice about this Agreement.

To accept this Agreement, please date and sign this letter and return it to me. (An extra copy is enclosed for your file.) Once you do so, you will still have an additional seven (7) days in which to revoke your acceptance. To revoke, you must send me a written statement of revocation. If you do not revoke, the eighth day after the date of your acceptance will be the "final effective date" of the Agreement. By revoking your acceptance of this Agreement, you will relinquish any and all rights conferred upon you by the terms of this Agreement.

Mike, I am pleased that we are able to address and agree on the terms of your departure from CV Therapeutics. CV Therapeutics and I wish you every success in your future endeavors.

Sincerely,

/s/ Louis G. Lange
----------------------------------
Dr. Louis G. Lange, MD, PhD


By signing this letter, I, Michael M. Wick, acknowledge that I have had the opportunity to review this agreement; and that I understand the terms of this Agreement and that I voluntarily agree to them.


/s/ Michael M. Wick                         5 May 97
----------------------------------          ---------------------------
Michael M. Wick, MD, PhD                    Date

                                                                       Exhibit A


                                                    STOCK OPTION SUMMARY
                                                         MIKE WICK

                                                         ------------------------------------------------------------------------
                                                Shares                                  Shares Vesting
 Grant  Number of  Exercise     Vesting       Vested as  ------------------------------------------------------------------------
 Date    Shares     Price       Summary      of 6/1/1997 7/1/97 8/1/97 9/1/97 10/1/97 11/1/97 12/1/97 1/1/98 2/1/98 3/1/98 TOTAL
------- ---------  --------  --------------  ----------- ------ ------ ------ ------- ------- ------- ------ ------ ------ ------
12/7/95   32,500     $2.50   7,800 vesting     15,600       650    650    650     650     650     650    650    650    650 21,450
                             May 1, 1996;
                             650 each month
                             thereafter
---------------------------------------------------------------------------------------------------------------------------------

9/10/96   27,500     $2.50   5,500 vesting                                      5,500     458     458    458    458    458  7,790
                             September 10,
                             1997; 458
                             each month
                             thereafter

                             ----------------------------------------------------------------------------------------------------
          60,000             Cumulative        15,600    16,250 16,900 17,550  23,700  24,808  25,916 27,024 28,132 29,240 29,240
                             total
                             ----------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                              CV THERAPEUTICS, INC.

                     EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                          INVENTION ASSIGNMENT AGREEMENT


As a condition of my employment with CV Therapeutics, Inc., its subsidiaries, affiliates, successors or assigns (together the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

     1. At-Will Employment. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

     2.   Confidential Information.

          (a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during my term of my employment), markets, software, developments, inventions, processes, formulas, proprietary materials and biologics, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of materials, parts, equipment, or research experiments. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

          (b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.


                                      1.

          (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

     3.   Inventions.

          (a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

          (b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3 (f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

          (c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

          (d) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.


                                      2.

          (e) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

          (f) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

     4. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other conduct or activities that conflict with my obligations to the Company or is not in the best interests of the Company.

     5. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.


                                      3.

     6. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

     7.   Solicitation of Employees and Customer. I acknowledge and agree that
(i) the identity and particular skills, experience and comparison levels of employees of the Company, and (ii) the identity, appropriate knowledge of personnel, product requirements, and price sensitivity of customers of the Company, is not publicly available information and constitutes valuable trade secrets of the Company. Accordingly, I agree that for a period of (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly without the consent of the Company:

          (a) solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity; or

          (b) solicit or accept the business of any customer of the Company, which business is competitive with any significant part of the business conducted by the Company or any subsidiary or affiliate thereof at the time of the termination of my employment or as contemplated to be conducted by the Company at such time.

     8. Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit D hereto.

     9. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

     10.  Arbitration and Equitable Relief.

          (a) Arbitration. Except as provided in Section 10(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.


                                      4.

          (b) Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, 5 and 7 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

     11.  General Provisions.

          (a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

          (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

          (c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

          (d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and assigns.

Date:  May
     --------------


                                   /s/ Michael Wick
                                   -------------------------------------------
                                   Signature

                                   Michael Wick
                                   -------------------------------------------
                                   Name of Employee (typed or printed)

CV Therapeutics, Inc.

By /s/ Louis Lange
   ----------------------------
Title CEO
     --------------------------
Date  5/8/95
     --------------------------


                                      5.

                                      6.

                                  EXHIBIT A

                         LIST OF PRIOR INVENTIONS
                     AND ORIGINAL WORKS OF AUTHORSHIP


        Title                         Date                 Identifying Number
                                                          or Brief Description
-------------------------     -----------------------    ----------------------
Catechols As                  1985-1990                  per CV.
Metabolic modulator
Free Rad. scavngrs








______ No inventions or improvements

______ Additional Sheets Attached


Signature of Employee: /s/ Michael Wick
                      ----------------------------
Print Name of Employee: Michael Wick
                       ---------------------------
Date: 18 May 95
     -------------------------



                                      7.

                                   EXHIBIT B

                      CALIFORNIA LABOR CODE SECTION 2870
                  EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS


"(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

     (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

     (2)  Result from any work performed by the employee for the employer.

(b) To the extent a provision in the employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."







                                      8.

                                   EXHIBIT C

                             CV THERAPEUTICS, INC.
                           TERMINATION CERTIFICATION


This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to CV Therapeutics, Inc., its subsidiaries, affiliates, successors or assigns, except where authorized in writing.

I further certify that I have complied with all the terms of the CV Therapeutics Employment, Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein)), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of CV Therapeutics or any of its employees, clients, consultants, or licensees.

I further agree that in compliance with the Employment, Confidential Information and Invention Assignment Agreement, for twelve (12) months from this date: (a) I will not hire any employees of the Company and will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment; (b) I will not solicit or accept the business of any customer of the Company, which business is competitive with any significant part of the business conducted by the Company or any subsidiary or affiliate thereof at the time of termination of my employment or as contemplated to be conducted by the Company at such time.

Date: 5/6/97
     -------------------------
                                    /s/ Mike Wick
                                   -------------------------------------------
                                   (Employee's Signature)

                                    Mike Wick
                                   --------------------------------------------
                                   (Type/Print Employee's Name)



                                      9.

                                  EXHIBIT D

                       CONFLICT OF INTEREST GUIDELINES


It is the policy of CV Therapeutics to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the company. The following are potentially compromising situations that must be avoided. Any exceptions must be reported to the Chief Executive Officer and written approval for continuation must be obtained.

1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the company is intended. (The Employment, Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to CV Therapeutics.

3. Participating in civic or professional organizations that might involve divulging confidential information of the company.

4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

5. Initiating or approving any form of personal or social harassment of employees.

6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the company.

7.   Borrowing from or lending to employees, customers or suppliers.

8.   Acquiring real estate of interest to CV Therapeutics.

9. Improperly using or disclosing to the company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.


                                     10.

10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

11.  Making any unlawful agreement with distributors with respect to prices.

12. Improperly using or authorizing the use of any inventions that are the subject of patent claims of any other person or entity.

13.  Engaging in any conduct that is not in CV Therapeutics' best interest.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.


                                      11.